As filed with the Securities and Exchange Commission on January 13, 1998.
                                               Registration No. 33-31573





            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549
                    ___________________

           POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                         FORM S-8
                  REGISTRATION STATEMENT
             UNDER THE SECURITIES ACT OF 1933
                    ___________________

                 BECKMAN INSTRUMENTS, INC.
  (Exact name of registrant as specified in its charter)
                    ___________________

    Delaware                               95-1040600
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

    2500 Harbor Boulevard, Fullerton, California 92834
         (Address of principal executive offices)


   BECKMAN INSTRUMENTS, INC. INCENTIVE COMPENSATION PLAN
                 (AS AMENDED AND RESTATED)
                 (Full title of the plan)

                   William H. May, Esq.
  Vice President, General Counsel and Corporate Secretary
                 Beckman Instruments, Inc.
                   2500 Harbor Boulevard
               Fullerton, California  92834
          (Name and address of agent for service)
                    ___________________

Telephone number, including area code, of agent for service:
                       (714) 871-4848
                    ___________________


            CALCULATION  OF REGISTRATION  FEE


                                            Proposed     Proposed
                                            maximum      maximum
Title of                 Amount             offering     aggregate       Amount of
securities               to be              price        offering        registration
to be registered         registered         per unit     price           fee

Common Stock, par value  755,000(1), (2)    $19.75(3)    $14,911,250(3)  $2,982.25(3)(4)
$.10 per share           shares


(1)This Registration Statement covers, in addition to the number of shares of Common Stock stated above, other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares and rights which by reason of certain events specified in the Plan may become subject to the Plan.

(2)Each share is accompanied by a common share purchase right pursuant to the Registrant's Rights Agreement, dated March
   28, 1989, as amended, with First Chicago Trust Company of
   New York, as Rights Agent.

(3)Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock reported on the consolidated reporting system as of October 9, 1989, as reported on the Composite Tape.

(4)The total registration fee of $2,982.25 was previously paid upon the initial filing of this Registration Statement on October 13, 1989.


   The Exhibit Index included in this Registration Statement is at page 8.

                          PART I

                INFORMATION REQUIRED IN THE
                 SECTION 10(a) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                          PART II

                INFORMATION REQUIRED IN THE
                  REGISTRATION STATEMENT*

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents of Beckman Instruments, Inc. (the
"Company") filed with the Commission are incorporated herein by reference:

  (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996;

  (b) Quarterly Reports on Forms 10-Q for the Company's fiscal periods ended March 31, 1997, June 30, 1997, and
       September 30, 1997;

  (c)  Current Reports on Forms 8-K dated September 22, 1997,
       October 15, 1997, and October 31, 1997; and

  (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on or about April 25, 1989, together with the amendment thereto filed on July 2, 1992.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

       The Company's Common Stock is registered pursuant to
Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

       The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by William H. May, Vice President, General Counsel and Secretary of the Company. Mr. May is compensated by the Company, the holder of options to acquire shares of Common Stock, and a Plan participant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Company's Third Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "DGCL"), or (iv) for any transaction from which the director derived an improper personal benefit.

       The Company's Third Restated Certificate of Incorporation and Bylaws provide generally that each person who is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL. Section 145 of the DGCL permits a corporation, subject to certain limitations, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving in any of such capacities for another entity at the request of the corporation, against expenses (including attorney's fees), judgments, fines and certain settlements actually and reasonably incurred by such person.

       The Company maintains directors' and officers' liability insurance which covers certain liabilities and expenses of officers and directors of the Company and covers the Company for reimbursement of payments to directors and officers in respect of such liabilities and expenses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

ITEM 8.  EXHIBITS

       See the attached Exhibit Index.

ITEM 9.  UNDERTAKINGS

       (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)      To include any prospectus
            required by Section 10(a)(3) of the Securities Act;

                     (ii)      To reflect in the prospectus any
            facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                     (iii)     To include any material
            information with respect to the plan of
            distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and
  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on January 7, 1998.


                          BECKMAN INSTRUMENTS, INC.


                          By:  /s/ Louis T. Rosso
                               Louis T. Rosso
                          Its: President and Chief
                               Executive Officer


                     POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Louis T. Rosso, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on the _____ day of January, 1998.

  SIGNATURE                   TITLE



/s/ Louis T. Rosso       Chairman of the Board, Chief
Louis T. Rosso           Executive Officer and Director
                         (Principal Executive Officer)

/s/ Dennis K. Wilson     Vice President, Finance, Chief
Dennis K. Wilson         Financial Officer and Director
                         (Principal Financial Officer)

/s/ James T. Glover      Vice President and Controller
James T. Glover          (Controller)


                         Director
Peter B. Dervan, Ph.D


/s/ Dennis C. Fill       Director
Dennis C. Fill


        *                Director
Carolyne K. Davis, Ph.D


        *                Director
Gavin S. Herbert


/s/ Betty Woods          Director
Betty Woods


        *                Director
Francis P. Lucier


/s/ Hugh K. Coble        Director
Hugh K. Coble


                         Director
Charles A. Haggerty


/s/ William N. Kelley    Director
William N. Kelley, M.D.


                          Director
C. Roderick O'Neil


                          Director
John P. Wareham



*By: /s/ Louis T. Rosso
       Louis T. Rosso
       Attorney-In-Fact

                          EXHIBIT INDEX


Exhibit
Number                  Description


4.1        Beckman Instruments, Inc. Incentive
           Compensation Plan (as amended October 26,
           1988 and March 28, 1989).*

4.2        Amendments to the Beckman Instruments, Inc.
           Incentive Compensation Plan (referred
           to therein as the "1988 Plan") adopted by the Company's Board of Directors on
           December 5, 1997.

4.3        Beckman Instruments, Inc. Option Gain
           Deferral Program.

5.         Opinion of Company Counsel (opinion re
           legality).*

23.1       Consent of Independent Accountants.

23.2       Consent of Company Counsel (included in
           Exhibit 5).*

24.        Power of Attorney (included in this
           Registration Statement under "Signatures" and see footnote below).*




___________________________________________________
* This exhibit was filed as an exhibit to Registration Statement No. 33-31573, which was previously filed with the Commission by the Registrant and which is being amended by this Registration
Statement, and is incorporated herein by reference.